EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report on Form 10-K, in the Registration statement on Form S-3 (No. 333-85808), the Registration statement on Form S-8 (No. 333-75792), and the Registration statement on Form S-8 (No. 333-75788) of our report dated January 31, 2003, on our audit of the financial statements of Precis, Inc.

/s/ MURRELL, HALL, McINTOSH & CO., PLLP.

Norman, Oklahoma
April 15, 2005